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Policy Management Systems Corporation
Exhibit Index

Exhibit
Number

3.  ARTICLES OF INCORPORATION AND BY-LAWS

     A. Articles of Incorporation of the Company, as amended through October 13, 1994, incorporating all amendments thereto subsequent to December 31, 1993 (Filed herewith)

     B. Bylaws of the Company, as amended through July 19, 1994, incorporating all amendments thereto subsequent to December 31, 1993 (Filed herewith)

4.  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES

     A. Articles of Incorporation of the Company, as amended through October 13, 1994, incorporating all amendments thereto subsequent to December 31, 1993 (See Exhibit 3A)


10.  MATERIAL CONTRACTS

     A.  Policy Management Systems Corporation 1985 Employee
Stock Purchase Plan (Filed as Exhibit 10(z) to Form 10-K for the year ended December 31, 1985)

     B.  Policy Management Systems Corporation 1986 Stock Option
Plan (Filed as Exhibit 10(ee) to Form 10-K for the year ended
December 31, 1986)

     C.  Policy Management Systems Corporation 1989 Stock Option
Plan (Filed Exhibit 10(Y) to Form 10-K for the year ended
December 31, 1990)

     D.  Deferred Compensation Agreement with G. Larry Wilson
(Filed as Exhibit 10(A) to Form 10-K for the year ended December
31, 1993)

     E.  Executive Compensation Agreement with G. Larry Wilson
(Filed as Exhibit 10(B) to Form 10-K for the year ended December
31, 1993)

     F.  Annual Bonus Program for Executive Officers (Filed as
Exhibit 10(C) to Form 10-K for the year ended December 31, 1993)

     G.  CYBERTEK Corporation Acquisition Agreement (Filed as
Exhibit 10(D) to Form 10-K for the year ended December 31, 1993)

     H.  Employment Agreement with Stephen G. Morrison (Filed as
Exhibit 10(A) to Form 10-Q for the quarter ended March 31, 1994)

     I.  Stock Option/Non-Compete Agreement with Stephen G.
Morrison (Filed as Exhibit 10(B) to Form 10-Q for the quarter ended March 31, 1994)

     J.  Shareholders' Agreement, dated April 26, 1994, among
Policy Management Systems Corporation, General Atlantic Partners
14, L.P. and GAP Coinvestment Partners (Filed as Exhibit 10(A) to
Form 10-Q for the quarter ended September 30, 1994)

     K. Registration Rights Agreement, dated April 26, 1994 among Policy Management Systems Corporation, General Atlantic Partners 14, L.P. and GAP Coinvestment Partners (Filed as Exhibit 10(B) to Form 10-Q for the quarter ended September 30, 1994)

     L. Employment Agreement with Timothy V. Williams (Filed herewith)

     M. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed as Exhibit 10(A) to Form
10-Q for the quarter ended September 30, 1992)

     N. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer (Filed as Exhibit 10(C) to Form
10-Q for the quarter ended September 30, 1994)

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     O.  Stock Option (Non-Compete Form Agreement for named
executive officers ) together with schedule identifying particulars for each named executive (Filed herewith)

     P.  Policy Management Systems Corporation 1993 Long-Term
Incentive Plan for Executives (Filed herewith)

     Q.  First Amendment to the Policy Management Systems
Corporation 1989 Stock Option Plan (Filed herewith)

11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
     (Filed herewith)

21.  SUBSIDIARIES OF THE REGISTRANT
     (Filed herewith)

23.  CONSENTS OF EXPERTS AND COUNSEL
     Consent of Coopers & Lybrand (Filed herewith)

27.  FINANCIAL DATA SCHEDULE
     (Filed herewith)

99.  ADDITIONAL EXHIBITS
     Report on Form 8-K, dated August 17, 1993 (Filed herewith)